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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


                         Date of Report: July 28, 1997



                         AirTouch Communications, Inc.


    Delaware                       1-12342                       94-3213132
(State or other                (Commission File                (IRS Employer
jurisdiction of                   Number)                   Identification No.)
 incorporation)



            One California Street, San Francisco, California  94111
-------------------------------------------------------------------------------
            (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code:  (415) 658-2000





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Item 5.     Other Events.

In connection with a class action complaint filed on behalf of AirTouch Cellular's customers in Orange County Superior Court in November 1993, a tentative settlement has been reached in the case which has preliminary approval from the court. The complaint is described in Footnote D under "Contingencies" in the AirTouch Communications, Inc. Consolidated Financial Statements in the Quarterly Report on Form 10-Q for the quarter ended March 31, 1997. The
AirTouch Communications, Inc. portion of the settlement represents a total value of $90 million to cellular customers through the date of the settlement, consisting of discount coupons on accessories, first free inbound minutes, and/or free mobile to mobile calls on the AirTouch system in Los Angeles. Sufficient reserves have previously been established with respect to this matter, and the proposed settlement will not have a material adverse effect on the financial position or results of operations of AirTouch Communications Inc.




                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AIRTOUCH COMMUNICATIONS, INC.


                                        By:  /s/ Mohan S. Gyani
                                             -----------------------------
                                             Mohan S. Gyani
                                             Executive Vice President and
                                             Chief Financial Officer


Date:  July 28, 1997